Exhibit 5.1

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 +1 212 909 6000

November 27, 2018

AXA Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, New York 10104

Re:    AXA Equitable Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to AXA Equitable Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 13,200,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued, in total, pursuant to the AXA Equitable Holdings, Inc. 2018 Stock Purchase Plan and the AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (collectively, the “Plans”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

Based on the foregoing, we are of the opinion that the 13,200,000 shares of Common Stock that are reserved for issuance pursuant to the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware as currently in effect.

Very truly yours,

/s/ Debevoise & Plimpton LLP